Exhibit 10.2

                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of this 3rd day of September, 1999, and having an "Effective Date" of September 3, 1999, is by and between SCHOOL SPECIALTY, INC., a Delaware corporation (the "Company"), and MARY M. KABACINSKI ("Employee").

                            RECITALS

     The Company desires to employ Employee and to have the benefit of her skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                           AGREEMENTS

     1. Employment and Duties. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as a Vice President and the Chief Financial Officer of the Company and agrees to devote her full business time and efforts to the diligent and faithful performance of her duties as a Vice President and the Chief Financial Officer of the Company hereunder under the direction of the Chief Executive Officer of the Company. Such duties shall be performed from headquarters in the Appleton, Wisconsin, area.

     2. Term of Employment. Unless sooner terminated as hereinafter provided, the term of the Employee's employment hereunder shall commence with and only with the Effective Date and shall continue for a period of two (2) years (the "Term"). This Agreement may be terminated prior to the end of the Term in the manner provided herein. In the event that this agreement is not terminated pursuant to the terms of this Agreement, following the first year of the Term of two (2) years or the first year of any renewal terms thereof, said agreement shall extend for successive renewal terms of two (2) years each measured from the date of renewal, unless either party shall notify the other party of their desire to not renew the term of this agreement, with said notice to be made no later than ninety (90) days prior to the expiration of the first year of the Term of this agreement or any then effective first year of any renewal term thereof.

     3. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary. Effective on the date hereof, the annual base salary payable to Employee shall be One Hundred Seventy Five Thousand Dollars ($175,000.00) per year or such greater amount as determined from time to time by the Board of Directors of the Company (but not reviewed less frequently than on an annual basis), payable on a regular basis in
             accordance  with  the  Company's  standard   payroll
             procedures,  but  not  less  than  monthly.  It   is
             understood that the base salary is a minimum amount, and shall not be reduced during the term of this Agreement.

         (b) Incentive Bonus. During the initial term and any extensions thereof, Employee shall be eligible to receive an incentive bonus based upon her participation in the Company's senior management bonus program as specified in Exhibit A as attached hereto, or successor senior management bonus programs. The first and last years of employment will be prorated.

         (c) Perquisites, Benefits, and Other Compensation. During the initial term and any extensions thereof, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by the Company to its executive employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board of Directors or the Chief Executive Officer of the Company.

         (d) Stock Options. The Employee shall be granted a combination of options granted under the School Specialty, Inc., 1998 Stock Incentive Plan Incentive Stock Option Agreement ("ISO") (as defined and qualified under S.422 of the Internal Revenue Code of 1986, as amended (the "Code") and School Specialty, Inc., 1998 Stock Incentive Plan Nonqualified Stock Option Agreement ("NSO") in a total amount of 75,000 shares of common stock of the Company (the "Option Shares"). The Option Shares shall be composed of the maximum amount of shares permitted to be issued under the terms of the ISO with the balance to be issued under the terms of the NSO. The strike price of these options shall be the closing price of common stock of the Company on the Effective Date. The ability to purchase the Option Shares shall be consistent with the current management option agreement specified in Exhibit B as attached hereto.

     4.  Covenants and Conditions.

         (a) The Employee will acquire information and knowledge respecting the intimate and confidential affairs of the Company in the various phases of its business. Accordingly, the Employee agrees that she shall not
             for   a  period  of  two  (2)  years  following  the
             termination of her employment with the Company, use for herself or disclose to any person not employed by the Company any such knowledge or information heretofore acquired or acquired during the term of this employment hereunder including but not limited to the prescribed requirements of S.134.90 of the Wisconsin Statutes, as hereinafter amended from time to time. Nothing in this agreement shall be construed to limit or supersede the common law of torts or statutory or other protection of trade secrets where such law provides the Company with greater protections or protections for a longer duration than that provided in this section 4 of this Agreement.

        (b) The Employee agrees that all memoranda, notes, records, papers, or other documents and all copies thereof relating to the Company's operations or business, some of which may be prepared by her, and all objects associated therewith
             (such as models and samples) in any way obtained by her shall be the Company's property. This shall include, but is not limited to, documents and objects concerning any process, apparatus, or product manufactured, used, developed, investigated, or considered by the Company. The Employee shall not, except for Company use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during her employment or thereafter. The Employee agrees that she will deliver all of the aforementioned documents and objects that may be in her possession to the Company on termination of her employment, or at any other time on the Company's request, together with her written certification of compliance, except for those documents and objects received as a director of the Company.

    5. Death or Disability of the Employee. The Employee's employment shall terminate immediately upon her death. In the event the Employee becomes physically or mentally disabled so as to become unable, for a period of more than one hundred twenty (120) consecutive workings days or for more than one hundred twenty (120) working days in the aggregate during any twelve (12) month period, to perform her duties hereunder on a substantially full-time basis, the Company may at its option terminate her employment upon not less than thirty (30) days written notice. The Company's right to terminate the Employee's employment pursuant to the preceding sentence shall cease in the event the notice of termination provided for therein shall not be given during the period of the Employee's disability or within ninety (90) days after such disability ceases. In the event of termination, the Company shall be obligated to pay the Employee's salary under paragraph 3 hereof, net of the gross amount of Long Term disability benefits received by the Employee, through the balance of the term of this Agreement and any then currently effective extension thereof.

    6.  Termination  and  Severance  Compensation.  The   Company
        reserves   the   right  to  immediately   terminate   the
        Employee's employment under this agreement should any of the following occur:

         (a) The Employee's commission of a felony that is an act which, in the opinion of the Board of Directors, is either abhorrent to the community or is an intentional act, which the Board of Directors considers materially damaging to the reputation of the Company or its successors or assigns.

         (b) The Employee's breach of or failure to perform her obligations in accordance with the terms and conditions of this agreement. However the right of the Company to terminate the employment of the Employee under the terms of this paragraph 6(b) shall be conditioned upon the Company promptly providing to the Employee a written notice which describes the Employee's breach of or failure to perform her obligations in accordance with the terms and conditions of this agreement. The Employee shall have thirty (30) days from the date of the Company's issuance of this notice to cure the described breach or failure. Notwithstanding the above described language, should the Company issue more than one (1) notice in any twelve (12) month period under the terms of this paragraph 6(b), the Employee shall have no cure rights for such breach or failure to perform.

         (c) The death or disability of the Employee.

    7. Rights and Obligations of Successors. In the event that any of the following events occur, a "Change in Control" shall be deemed to occur for the purpose of this Agreement: (a) any person or group of persons acting in concert becomes the beneficial owner, directly or indirectly (excluding ownership by or through employee benefit plans), of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (b) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination less than seventy five percent (75%) of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; or (c) any person or group of persons acting in concert obtains direct or indirect control of the Board of Directors of the Company, other than the current shareholders of the Company. The Employee shall have the right to terminate her employment under the terms of this Agreement for a period of sixty (60) days following the Change in Control. In the event that the Employee shall not so elect to terminate this Agreement, then this agreement shall be assignable and transferable by the Company to any subsidiary or affiliate or to any subsidiary or affiliate of the Company affiliated with the Change in Control and shall inure to the benefit of and be binding upon the Employee and her heirs and personal representatives and the Company and its successors and assigns. In the event the Employee elects to terminate employment, the Employee shall be paid through the term of this
         Agreement and any then currently effective extension thereof.

     8. Covenant Not to Compete. In consideration of the employment hereunder, the Employee hereby agrees that during the term of her employment by the Company and for a period of eighteen (18) months following the termination of her employment with the Company, the Employee will not either directly or indirectly own, have proprietary interest (except for less than 5% of any listed company or company traded in the over-the-counter market) of any kind in, be employed by, or serve as a consultant to or in any other capacity for any firm, other than the Company and its subsidiaries, engaged in the manufacture and distribution of school supplies, equipment, furniture or other products made and distributed by the Company or any of the Company's present or future subsidiary corporations (acquired during the term of this Agreement) during the period of the Employee's employment in the area where they are engaged in business without the express written consent of the Company. The Employee agrees that a breach of the covenant contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law and in the event of any breach of such agreement, the Company shall be entitled to injunctive and such other and further relief including damages as may be proper.

    9. Notice. All notices, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

         To the Company:    School Specialty, Inc.
                            426 W. College Avenue
                            P.O. Box 1579
                            Appleton, WI 54911
                            Attention: Mr. Daniel P. Spalding
                            Fax: (920) 882-5863

         With a copy to:    Joseph F. Franzoi IV, Esq.
                            Franzoi & Franzoi, S.C.
                            514 Racine Street
                            Menasha, WI 54952
                            Fax: (920) 725-0998

          To Employee:      Mary M. Kabacinski
                            910 East Mayfield Drive
                            Appleton, WI  54911

         or  to  such other address as the person to whom  notice
         is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

    10. Entire Agreement; Amendment; Waiver. This Agreement (including any documents referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    11. Expenses. Each party hereto will pay their respective fees, expenses and disbursements of their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, and its enforcement.

    12.  Governing  Law. This Agreement shall in all respects  be
         construed  according  to  the  laws  of  the  State   of
         Wisconsin, without regard to its conflict of laws principles.

    IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.


                                COMPANY:  SCHOOL SPECIALTY, INC.


                                /s/ Daniel P. Spalding
                                --------------------------------------
                                Daniel P. Spalding, Chairman and
                                Chief Executive Officer


                               EMPLOYEE:


                                /s/ Mary Kabacinski
                                --------------------------------------
                                Mary Kabacinski, Individually

                        School Specialty
                           Fiscal 2000
                        Incentive Program

Executive Plan:

Corporate criteria:  100% on consolidated EBITA

Budget EBITA:        $62,829,000

Payout:

     Below budget:       $-0-
     At budget:          50% of base salary
     Max at Budget + 20%, or $75,395,000 = 100% of base salary

Specialty/Traditional Companies Plan:

Corporate criteria:      25% based upon consolidated EBITA, as above.

Division criteria:       75% based upon Division performance in three areas:

     1.  Budget EBITA:             Max payout:  37.5% of base salary
             Below budget:              $-0-
             At budget:            18.75% of base salary
             Max:  budget + 20% of Division EBITA:  37.5% of base salary

     2.   Return on Average Operating Assets: Max payout: 18.75% of base salary
             Calc:  EBITA/Gross A/R + Gross Inv. + Net F/A - A/P =
                    Return on Average Operating Assets (RAOA)
                    (average calculated using month-end balance)

           Payout:
             0 - 20% RAOA              0
             21 - 60% RAOA             0 - 18.75% of base salary

     3.   Return on Sales:  Max payout:  18.75% of base salary
             Calc:  EBITA/Net Sales

          Payout:

             Spec. Co's
                    7 - 20% Return on Sales:  0 - 18.75% of base salary
             Trad. Co.
                    6 - 12% Return on Sales:  0 - 18.75% of base salary

Example:

     Corporate EBITA budget                       $63 million
     Spec. Co. EBITA budget                       $10 million
     Executive Base Salary                        $100,000

     If actual performance is a follows:

               EBITA Div.                    $11 million
               Avg. Operating Assets         $28 million
               Net Sales                     $61 million
               EBITA Corp.                   $68 million

Bonus:

25% Corp. EBITA:    $68-$63 = $5 mil. = 75% X $100,000 X 25% =         $18,750
37.5% Div. EBITA:   $10-$11 = $1 mil. = 75% X $100,000 X 37.5% =       $28,125
18.75% RAOA:        11 mil/28 mil = 40 RAOA = 75% X $100,000 X 18.75% =$14,063
18.75% Rtn on Sales: 11 mil/61 mil = 18% = 85% X $100,000 X 18.75% =   $15,938


              Total Bonus                                              $76,876




May 17, 1999

                      AMENDED AND RESTATED
                     SCHOOL SPECIALTY, INC.
                    1998 STOCK INCENTIVE PLAN

PURPOSE SCHOOL SPECIALTY, INC., a Delaware corporation (the "Company"), wishes to recruit, reward, and retain employees, consultants, independent contractors, advisors, officers and outside directors. To further these objectives, the Company hereby sets forth the School Specialty, Inc. 1998 Stock Incentive Plan (the "Plan") to provide options ("Options") or direct grants ("Stock Grants" and, together with the Options, "Awards") to employees, consultants, independent contractors, advisors, officers and outside directors with respect to shares of the Company's
               common stock (the "Common Stock").   The Plan was
               originally effective as of the effective date (the "Effective Date") of the Company's registration under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to its initial public offering ("IPO"), and this amendment and restatement is effective as of September 2, 1999.

PARTICIPANTS   The following persons are eligible to receive
               Options and Stock Grants under the Plan:  (1)
               current and prospective Employees (as defined below) of the Company and any Eligible Subsidiary
               (as defined in the Eligible Subsidiary section below), (2) consultants, advisors and independent contractors of the Company and any Eligible
               Subsidiary and (3) officers and directors of the Company and any Eligible Subsidiary who are not Employees ("Eligible Officers and Eligible
               Directors"). Eligible persons become "Optionees" when the Administrator grants them an option under this Plan or "Recipients" when they receive a direct grant of Common Stock. (Optionees and Recipients are referred to collectively as "Participants." The term Participant also includes, where appropriate, a person authorized to exercise an Award in place of the original
               Optionee.)

               Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR  The Administrator will be the Compensation
               Committee of the Board of Directors of the Company
               (the "Compensation Committee"), unless the Board specifies another committee. The Board may also act under the Plan as though it were the Compensation Committee.

               The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the Granting of Awards section) to Employees of the Company.

               The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF    Subject to the terms of the Plan, the Administrator
AWARDS          will, in its sole discretion, determine:

                    the Participants who receive Awards,

                    the terms of such Awards,

                    the schedule for exercisability or
                    nonforfeitability (including any requirements that the Participant or the Company satisfy performance criteria),

                    the time and conditions for expiration of the Award, and

                    the form of payment due upon exercise, if any.

               The Administrator's determinations under the Plan need not be uniform and need not consider whether possible Participants are similarly situated.

               Options granted to Employees may be nonqualified stock options ("NQSOs") or "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. Options granted to consultants, independent contractors, advisors, Eligible Officers and Eligible Directors, including Formula Options (as defined below), must be NQSOs. The Administrator will not grant ISOs unless the stockholders either have already approved the granting of ISOs or give such approval within 12 months after the grant.

               The Administrator may impose such conditions on or charge such price for the Stock Grants as it deems appropriate.

SUBSTITUTIONS  The Administrator may also grant Awards in
               substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring or merging with the individual's employer or acquiring its assets. If necessary to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires. Awards in substitution for U.S. Office Products' options in connection with the distribution by U.S. Office Products of the Company's Common Stock will retain their pre-distribution exercise schedule and terms (including Change of Control provisions) and expiration date.

DIRECTOR       Each Eligible Director will receive a formula
FORMULA        stock option ("Formula Option") with respect
OPTIONS        to 15,000 shares of Common Stock upon the first
               to occur of their initial appointment or election to the Board (with the grant made as of the date of such appointment or election). Thereafter, each Eligible Director serving on the Board will receive a Formula Option annually with respect to 5,000 shares of Common Stock on a date determined by the Administrator.

EXERCISE       Unless the Administrator specifies otherwise, each
SCHEDULE       Formula Option will become exercisable as to 20%
               of the covered shares on the first anniversary of its Date of Grant (as defined in the Date of Grant section below), an additional 30% on the second anniversary, and the remaining 50% on or after the third anniversary. A Formula Option will become exercisable in its entirety upon the Eligible Director's death, Disability, or attainment of age 70. Options will be forfeited to the extent they are not then exercisable if an Eligible Director resigns or fails to be reelected as a director.

DATE OF GRANT  The Date of Grant will be the date as of which this Plan or the Administrator grants an Award to a Participant, as specified in the Plan or in the Administrator's minutes.

EXERCISE PRICE The Exercise Price is the value of the
               consideration that a Participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time. The Company may use the consideration it receives from the Participant for general corporate purposes.

               The Exercise Price per share for NQSOs may not be less than 100% of the Fair Market Value (as defined below) of a share on the Date of Grant.
               If an Option is intended to be an ISO, the Exercise Price per share may not be less than 100% of the Fair Market Value (on the Date of Grant) of a share of Common Stock covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Sections 422(b)(6) and 424(d) (as a more-than-10%-stockholder), the Exercise Price of the Option must be at least 110% of the Fair Market Value (on the Date of Grant).

               The Administrator may satisfy any state law requirements regarding adequate consideration for Stock Grants by (i) issuing Common Stock held as treasury stock or (ii) charging the Recipients at least the par value for the shares covered by the Stock Grant. The Administrator may designate that a Recipient may satisfy (ii) above either by direct payments or by the Administrator's withholding from other payments due to the Recipient.

FAIR MARKET    Fair Market Value of a share of Common Stock for
VALUE          purposes of the Plan will be determined as follows:

                    If the Common Stock trades on a national securities exchange, the closing sale price on that date;

                    If the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                    If no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date; or

                    If there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

               For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

               The Fair Market Value will be deemed equal to the IPO price for any Options granted as of the date on which the IPO's underwriters price the IPO or granted on the following day before trading opens in the Common Stock.

EXERCISABILITY The Administrator will determine the times and conditions for exercise of or purchase under each Award but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)).

               Awards will become exercisable at such times and in such manner as the Administrator determines and the Award Agreement, if any, indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Participant may exercise any portion of an Award or at which restrictions on Stock Grants lapse. For Stock Grants, "exercise" refers to acceptance of the Award or lapse of restrictions, as appropriate in context.

               If the Administrator does not specify otherwise, Options will become exercisable and restrictions on Stock Grants will lapse as to one-fourth of the covered shares on each of the first four anniversaries of the Date of Grant.

               No portion of an Award that is unexercisable at a Participant's termination of employment will thereafter become exercisable, unless the Award Agreement provides otherwise, either initially or by amendment.

CHANGE OF      Upon a Change of Control (as defined below), all
CONTROL        Options held by current Employees, consultants,
               advisors, independent contractors, Eligible
               Officers and Eligible Directors will become fully exercisable and all restrictions on Stock Grants will lapse. A Change of Control for this purpose means the occurrence of any one or more of the following events:

                    a person, entity, or group (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                    consummation of a merger or consolidation of the Company into any other entity-unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                    the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated.

                    Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

               The Adjustments Upon Changes in Capital Stock provisions will also apply if the Change of Control is a Substantial Corporate Change (as defined in those sections).

LIMITATION     An Option granted to an Employee will be an ISO
ON ISOs        only to the extent that the aggregate Fair Market
               Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

METHOD OF      To exercise any exercisable portion of an Award,
EXERCISE       the Participant must:

                    Deliver a written notice of exercise to the Assistant Secretary of the Company designated by the Board (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the Participant, and specifying the number of shares of Common Stock underlying the portion of the Award the Participant is exercising;

                    Pay the full Exercise Price, if any, by
                    cashier's or certified check for the shares of Common Stock with respect to which the Award is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

                    Deliver to the Administrator such
                    representations and documents as the
                    Administrator, in its sole discretion, may consider necessary or advisable.

               Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

               If the Administrator agrees to allow an Optionee to pay through tendering Common Stock to the Company, the individual can only tender stock they have held for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the Participant has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

AWARD          No one may exercise an Award more than ten years
EXPIRATION     after its Date of Grant (or five years, for an
               ISO granted to a more-than-10% stockholder).
               Unless the Award Agreement provides otherwise, either initially or by amendment, no one may exercise an Award after the first to occur of:

EMPLOYMENT     The 90th day after the date of termination of
TERMINATION    employment (other than for death or Disability), where
               termination of employment means the time when the employer-employee or other service providing relationship between the Employee, consultant, independent contractor, advisor or Eligible
               Officer and the Company ends for any reason, including retirement. Unless the Award Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires an Employee as a consultant, independent contractor or advisor. The
               Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

 DlSABILITY    For Disability, the earlier of (i) the first
               anniversary of the Participant's termination of employment for Disability and (ii) 30 days after the Participant no longer has a Disability, where
               "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

  DEATH       The date 24 months after the Participant's death.

               If exercise is permitted after termination of employment, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete in effect between the Company and such person. In addition, an Optionee who exercises an Option more than 90 days after termination of employment with the Company and/or an Eligible Subsidiary will only receive ISO treatment to the extent permitted by law, and becoming or remaining an employee of another related company (that is not an Eligible Subsidiary) or an independent contractor to the Company will not prevent loss of ISO status because of the formal termination of employment.

               Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this Award Expiration section make an Award exercisable that has not otherwise become exercisable.

AWARD          Award Agreements will set forth the terms of each
AGREEMENT      Award and will include such terms and conditions,
               consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Award Agreements may contain special rules. The Administrator may, but is not required to, issue agreements for Stock Grants.

STOCK SUBJECT  Except as adjusted below under Adjustments upon
TO PLAN        Changes in Capital Stock,

                    the aggregate number of shares of Common
                    Stock that may be issued under the Awards
                    (whether ISOs, NQSOs, or Stock Grants) may not exceed 20% percent of the total number of shares of Common Stock outstanding, determined immediately after the grant of the Award;

                    the maximum number of shares that may be subject to ISOs may not exceed 600,000; and

                    the maximum number of shares that may be granted under Awards for a single individual in a calendar year may not exceed 1,200,000. (The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer's options or other incentives, except as Code Section 162(m) otherwise requires.)

               The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year's limit for a given individual).

               No adjustment will be made for a dividend or other right (except a stock dividend) for which the record date precedes the date of exercise.

               The Participant will have no rights of a stockholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Award.

               The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO     During the Participant's lifetime, only the
MAY EXERCISE   Participant or his duly appointed guardian or
               personal representative may exercise the
               Awards.  After his death, his personal
               representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award. If someone other than the original recipient seeks to exercise any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Award.

ADJUSTMENTS    Subject to any required action by the Company
UPON CHANGES   (which it shall promptly take) or its stockholders, and
IN CAPITAL     subject to the provisions of applicable corporate
STOCK          law, if, after the Date of Grant of an Award,

                    the outstanding shares of Common Stock
                    increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such
                    Common Stock occurs without the Company's receiving consideration the Administrator may make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the Optionee has already purchased nor to Stock Grants that are already nonforfeitable, except to the extent of similar treatment for most stockholders.) Unless the Administrator determines another method would be appropriate, any such adjustment to an Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Award but will include a corresponding proportionate adjustment in the Award's Exercise Price. The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

               Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Adjustments section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

 SUBSTANTIAL   Upon a Substantial Corporate Change, the Plan and
 CORPORATE     any unexercised Awards will terminate unless provision
 CHANGE        is made in writing in connection with such transaction
               for the assumption or continuation of outstanding Awards, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

               Unless the Administrator determines otherwise, if an Award would otherwise terminate under the preceding sentence, Participants who are then Employees, consultants, advisors, independent contractors, Eligible Officers and Eligible Directors will have the right, at such time before the consummation of the transaction causing such termination as the Administrator reasonably designates, upon such reasonable notice as determined by the Administrator, to exercise any unexercised portions of the Award, whether or not they had previously become exercisable. However, unless the Administrator determines otherwise, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

               A Substantial Corporate Change means:

                    the dissolution or liquidation of the
                    Company,

                    merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                    the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or
                    reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) owning 100% of the combined voting power of all classes of stock of the Company.

ELIGIBLE       Eligible Subsidiary means each of the Company's
SUBSUDIARY     Subsidiaries, except as the Administrator otherwise
               specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a Participant under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. For ISO purposes, Subsidiary also includes a single-member limited liability company included within the chain described in the preceding sentence. For NQSOs, the Administrator can use a different definition of Subsidiary in its discretion.

LEGAL          The Company will not issue any shares of Common Stock
COMPLIANCE     under an Award until all applicable requirements imposed
               by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the Participant to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

               The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR   Unless a registration statement under the
INVESTMENT     Securities Act covers the shares of Common Stock
AND OTHER      a Participant receives upon exercise of his
RESTRICTIONS   Award, the Administrator may require, at the time
               of such exercise or receipt of a grant, that the Participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the Participant must acknowledge:

                    that the shares purchased on exercise of the Award are not so registered,

                    that the Participant may not sell or
                    otherwise transfer the shares unless:

                         the shares have been registered under
                         the Securities Act in connection with
                         the sale or transfer thereof, or

                         counsel satisfactory to the Company has
                         issued an opinion satisfactory to the
                         Company that the sale or other transfer
                         of such shares is exempt from
                         registration under the Securities Act,
                         and

                         such sale or transfer complies with all
                         other applicable laws, rules, and
                         regulations, including all applicable
                         Federal and state securities laws,
                         rules, and regulations.

               Additionally, the Common Stock, when issued upon the exercise of an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

               The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX            The Participant must satisfy all applicable
WITHHOLDING    Federal, state, and local income and
               employment tax withholding requirements before the Company will deliver stock certificates upon the exercise of an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the Participant must pay the Company, with a cashier's check or certified check, the full amounts required by withholding.
               Payment of withholding obligations is due before the Company issues shares with respect to the Award. If the Administrator so determines, the Participant may instead satisfy the withholding obligations by directing the Company to retain shares from the Award exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares).

TRANSFERS,     Unless the Administrator otherwise approves in
ASSIGNMENTS,   advance in writing for estate planning or other
AND PLEDGES    purposes, an Award may not be assigned,
               pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings
               (including bankruptcy), by the Participant to any person, except by will or by operation of applicable laws of descent and distribution. If
               Rule 16b-3 of the Exchange Act then applies to an Award, the Participant may not transfer or pledge shares of Common Stock acquired under a Stock
               Grant or upon exercise of an Option until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The

               Administrator may, in its discretion, expressly provide that a Participant may transfer his Award without receiving consideration to (i) members of his immediate family (children, grandchildren, or spouse); (ii) trusts for the benefit of such family members; or (iii) partnerships where the only partners are such family members.

AMENDMENT OR   The Board may amend, suspend, or terminate the
TERMINATION    Plan at any time, without the consent of the
OF PLAN AND    Participants or their beneficiaries; provided
OPTIONS        however, that no amendment will deprive any
               Participant or beneficiary of any previously declared Award. Except as required by law or by the Adjustments upon Changes in Capital Stock section, the Board may not, without the Participant's or beneficiary's consent, modify the terms and conditions of an Award so as to adversely affect the Participant. No amendment, suspension, or termination of the Plan will, without the Participant's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Awards.

PRIVILEGES     No Participant and no beneficiary or other person
OF STOCK       claiming under or through such Participant will
OWNERSHIP      have any right, title, or interest in or to
               any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock if any, already issued to such Participant.

EFFECT ON      Whether exercising or receiving an Award causes
OTHER PLANS    the Participant to accrue or receive additional
               benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS    Notwithstanding any other provisions of the
ON LIABILITY   Plan, no individual acting as an agent of the
               Company shall be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity.
               The Company will indemnify and hold harmless each agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Administrator's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT  Nothing contained in this Plan constitutes an
CONTRACT employment contract between the Company and the Participants. The Plan does not give any Participant any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to end the Participant's employment.

APPLICABLE     The laws of the State of Delaware (other than its
LAW            choice of law provisions) govern this Plan and its
               interpretation.

DURATION       Unless the Board extends the Plan's term, the
OF PLAN        Administrator may not grant Awards after June 8, 2008.
               The Plan will then terminate but will continue to govern unexercised and unexpired Awards.